Exhibit 23.3

CONSENT OF WEIR INTERNATIONAL, INC.

With respect to the SEC filings by Ramaco Resources, Inc. (the “Company”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2025, Weir International, Inc., as independent mining engineers and geologists, hereby consents to the use of information contained in the Technical Report Summaries for each of the Berwind and Knox Creek Complexes, dated April 4, 2023, the Elk Creek Complex dated November 22, 2022, the Maben Property, dated March 13, 2025, and for the Brook Mine Property dated September 17, 2025, and incorporation by reference of such information in the Company’s Registration Statements on Forms S-8 (File No. 333-265384 and File No. 333-215913) and Forms S-3 (File No. 333-261228, File No. 333-274324 and File No. 333-289251). We also consent to the reference to Weir International, Inc. in those filings and any amendments thereto.

WEIR INTERNATIONAL, INC.

/s/ Fran X. Taglia

Fran X. Taglia

President

February 26, 2026